Exhibit 16


                         [ERNST & YOUNG LLP LETTERHEAD]



August 13, 2004



Securities and Exchange Commision
450 Fifth Street, N.W.
Washington, DC 20549


Gentlemen:

We have read Item 4 of Form 8-K dated August 13, 2004, of Cosi, Inc. and are in agreement with the statements contained in the first through fifth paragraphs therein. We have no basis to agree or disagree with the other statements of the registrant contained in paragraph six therein.


                                          /s/ ERNST & YOUNG LLP